6

            SECOND MODIFICATION OF PERFORMANCE UNIT AGREEMENT BETWEEN
                           CENTRAL PARKING CORPORATION
                                       AND
                                  JAMES H. BOND


     This SECOND MODIFICATION OF PERFORMANCE UNIT AGREEMENT (this "Agreement") is made effective the 31st day of May, 2001, by and between CENTRAL PARKING CORPORATION, a Tennessee corporation (the "Company"), and JAMES H. BOND, a resident of Nashville, Davidson County, Tennessee (the "Employee").

     In connection with the execution of an Employment Agreement effective January 1, 2001 (the "2001 Employment Agreement"), the Company and the Employee wish to further modify, as provided herein, the Performance Unit Agreement made by and between the Company and the Employee on June 26, 1986 (the "Performance Unit Agreement") as such was amended by that certain Modification of Performance Unit Agreement effective October 10, 1995 ("Modification Agreement").

     In consideration of the mutual terms and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:

1. Delete paragraph 1.A. of the Modification Agreement in its entirety and replace it with the following language:

A. Grant of 119,000 restricted shares of Common Stock.Pursuant to the Stock Restriction Agreement, made by and between the Company and the Employee on October 10, 1995, and attached hereto as Exhibit "A" ("Stock Restriction Agreement"), the Company granted to the Employee 119,000 restricted shares of the Company's common stock (which, after adjustment for 3 for 2 stock split on march 27, 1996 and again on December 12, 1997 now equals 267,750 shares) (the "Restricted Shares"). Within twenty (20) days of this agreement, Employee will deliver to Company one half (1/2) of the Restricted Shares (133,875 shares) for cancellation and removal from this Modification Agreement. On the same date, the Company will deposit 133,875 shares of the Company's Common Stock in that certain Rabbi Trust to be established pursuant to a Trust Agreement dated as such date (the "Trust Agreement"). The other Restricted Shares (133,875 shares) remain subject to this Modification Agreement. If the Employee is terminated due to a "Termination for Cause" (as such term is defined in the 2001 Employment Agreement), the Employee shall immediately forfeit all Restricted Shares. If the Employee's employment is terminated for any other reason, including (but not limited to) death, disability, Normal Retirement, "Without Cause Termination" or "Constructive Discharge" (as such terms are defined in the 2001 Employment Agreement), or the failure of the Company, at any time, to renew the 2001 Employment Agreement under Section III A of agreement, then the employee shall be entitled to retain all Restricted Shares.

2. Delete paragraph 1.B. of the Modification Agreement in its entirety and replace it with the following language:

B. Right to receive additional shares. The Company and Employee hereby --------------------------------------- agree that Employee is not entitled to any additional restricted shares on October 1, 2000 as calculated on Exhibit "B" attached hereto. The Company hereby agrees to grant to the Employee additional restricted shares of Common Stock ("Additional Shares"), if he is then employed by the Company, on October 1, 2005 and at five year intervals thereafter, with the final grant on Employee's Normal Retirement Date (or, if earlier, the date of termination of Employee's employment, other than a voluntary termination by Employee or if Employee is terminated due to a Termination for Cause) and in each case in accordance with the formula agreed to by the parties and illustrated on Exhibit "C" attached hereto. In the event Employee's employment is terminated due to a Without Cause Termination or Constructive Discharge, then, as if no such termination had occurred, Employee shall have the right to any Additional Shares that would have been granted to Employee prior to or on such termination of employment and during the 12-month period immediately following such termination. If the Employee voluntarily terminates his employment with the Company before the Normal Retirement Date or is terminated due to a Termination for Cause, the Employee shall immediately forfeit all Additional Shares, if any have or are to be granted. If the Employee's employment is terminated for any other reason, including, but not limited to, death, disability, Normal Retirement, Without Cause Termination or Constructive Discharge, or the failure of the Company, at any time, to renew the 2001 Employment Agreement under Section III A of that agreement, then the Employee shall be entitled to retain all Additional Shares, if any have or are to be granted.

3. In the event Employee is terminated due to a "Without Cause Termination" or "Constructive Discharge" (as each is defined in the 2001 Employment Agreement), or if Employee terminates his employment following a "Change in Control" (as defined in the 2001 Employment Agreement), the Company agrees to loan to Employee an amount equal to 40% of the fair market value of the Restricted Shares, Additional Shares and shares held pursuant to the Trust Agreement which Employee receives as a result of the termination of employment described above. The loan shall be evidenced by Employee's secured promissory note ("Note") and shall bear interest at an annual rate equal to the prime rate announced by the Company's primary lender, plus one
     (1) percent. The loan will be secured by all of the Restricted Shares, Additional Shares and shares held pursuant to the Trust Agreement which Employee receives as a result of the termination of employment described above. Interest under the Note shall be payable monthly, with the principal balance and accrued interest due on the third anniversary of the date of the loan. The Note shall be subject to mandatory prepayment in the event of any sale of shares serving as security, in the amount of the sales proceeds received. There shall be no prepayment penalty or premium.

     Each capitalized term used but not defined herein shall have the meaning ascribed to it in the 2001 Employment Agreement, or if not defined therein, in the Performance Unit Agreement. Any provision or term of the Performance Unit Agreement, the Modification Agreement and the Stock Restriction Agreement that is inconsistent with the provisions of this Agreement or the 2001 Employment Agreement are hereby amended in all respects as may be necessary to effectuate the provisions of this Agreement and the 2001 Employment Agreement. All other provisions set forth in the Performance Unit Agreement, the Modification Agreement and the Stock Restriction Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       THE  COMPANY

                                       CENTRAL  PARKING  CORPORATION

                                       By:        /s/  Monroe J. Carell, Jr.
                                               --------------------------------
                                       Title     Chairman  of  the  Board


                                       EMPLOYEE

                                                  /s/  James  H.  Bond
                                               --------------------------------
                                                James  H.  Bond

                                    EXHIBIT A
                           STOCK RESTRICTION AGREEMENT

     This STOCK RESTRICTION AGREEMENT (this "Agreement") dated October 10, 1995 is by and between CENTRAL PARKING CORPORATION (the "Company") and JAMES H. BOND (the "Employee") and is entered into in connection with the Company's 1995 Restricted Stock Plan (the "Plan"). All capitalized terms that are not defined herein shall have the meaning ascribed in the Plan.

1. Pursuant to the Modification of Performance Unit Agreement, made by and between the Company and the Employee on October 10, 1995, the Company hereby grants a Stock Award of 119,000 shares of Stock to the Employee. The Stock Award shall be granted and effective as of the date the Company files a registration statement on Form S-8 covering the shares to be issued under the Plan.

2. If the Employee voluntarily terminates his employment with the Company before his Normal Retirement Date (as defined below) or if the Employee is terminated for Just Cause (as defined) below), the Employee shall immediately forfeit all 119,000 shares. If the Employee voluntarily terminates his employment with the Company before his Normal Retirement Date or if the Employee is terminated due to a "Termination for Cause" (as such term is defined in that certain Employment Agreement by and between the Company and Employee of even date herewith (the "Employment Agreement")), the Employee shall immediately forfeit all 119,000 shares. If the Employee's employment is terminated for any other reason, including death disability, Normal Retirement, "Without Cause Termination" or "Constructive Discharge" (as such terms are defined in the Employment Agreement), or the failure of the parties to renew the Employment Agreement under Section III A of that agreement, then the Employee shall be entitled to retain all 119,000 shares.

3.   This  Agreement  constitutes  a  Stock Restriction Agreement referred to in
     Section 8 of the Plan with respect to the Stock Award referred to herein. The terms and conditions of the Plan are incorporated into this Agreement by reference.


                                          THE  COMPANY:

                                          CENTRAL  PARKING  CORPORATION

                                          By:        /s/  Monroe J. Carell, Jr.
                                               --------------------------------
                                          Title     Chairman  of  the  Board


                                          EMPLOYEE:

                                                     /s/  James  H.  Bond
                                               --------------------------------
                                                      James  H.  Bond